SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C. 20549



                                    FORM 8-K

                             CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    September 23, 1998


                           REGENCY REALTY CORPORATION
             (Exact name of registrant as specified in its charter)


Florida                            1-12298               59-3191743
(State or other jurisdiction     (Commission            (IRS Employer
of incorporation)                  File No.)          Identification No.)


121 West Forsyth Street, Suite 200
Jacksonville, Florida                                         32202
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number including area code:   (904)356-7000


                                       N/A
          (Former name or former address, if changed since last report)



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
Item 5.  Other Events.

     Regency Realty Corporation (the "Company") and Pacific Retail Trust ("PRT") entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of September 23, 1998, pursuant to which the Company and PRT will merge, with the Company being the surviving corporation. The press release announcing the Merger Agreement is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

         (a)      Exhibits

                   99.1 Text of Press Release relating to the Merger Agreement dated September 23, 1998



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           REGENCY REALTY CORPORATION
                                            (Registrant)


September 24, 1998                         By:   /s/ J. Christian Leavitt
                                               J. Christian Leavitt
                                               Vice President and Treasurer



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

                                  EXHIBIT LIST


99.1 Text of Press Release relating to the Merger Agreement dated September 23, 1998




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
                           Regency Realty Corporation

                                  Press Release

--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE                                  CONTACT: BRUCE M. JOHNSON

                                 (904) 351-0604
--------------------------------------------------------------------------------

        REGENCY REALTY AND PACIFIC RETAIL TRUST ANNOUNCE MERGER AGREEMENT


     Transaction Creates First National Operating, Ownership
                         and Service Company Focused on
                     Grocery-Anchored Infill Retail Centers


JACKSONVILLE, Fla. (September 24, 1998) - Regency Realty (NYSE: REG) announced today that it has agreed to merge with Pacific Retail Trust, a Dallas-based private real estate investment trust, creating the leading national platform of grocery-anchored, infill retail centers in the United States. The combined company will have total assets of approximately $2.2 billion and will own 192 retail centers in 22 states totaling 22.2 million square feet of space.

"In addition to many strategic benefits of the merger, there are solid financial reasons for the merger of Regency and Pacific Retail, including immediate and long-term accretion," according to Martin E. Stein, Jr., the Chairman and Chief Executive Officer of Regency. "We believe that the merged company will have a stronger balance sheet and more than $600 million of credit capacity which will enable Regency to take advantage of growth opportunities in its nationwide target markets." Mr. Stein said he anticipates the combined companies will realize savings of approximately $5.1 million in overhead and financing costs by the year 2000. Regency also expects to attain higher growth in funds from operations (FFO) per share than would have been achieved by the individual entities.

The merger, which is subject to approval of the shareholders of each company, is expected to be completed by year-end. Security Capital U.S. Realty (SC-USREALTY), the largest shareholder of both Pacific Retail and Regency, has agreed to vote its shares in favor of the merger. The merged companies will operate under the Regency Realty name and will trade on the New York Stock Exchange under the ticker symbol "REG". The company will be headquartered in Jacksonville, Fla., and will have regional offices in Atlanta, Cincinnati, Denver, Dallas, Los Angeles, St. Louis and San Francisco.

For each share of Pacific Retail common stock, a Pacific shareholder will receive 0.48 shares of Regency common stock. Regency will assume the outstanding debt of Pacific Retail, which totaled approximately $300 million as of September 18, 1998. Based on Regency's September 18 closing price, the total value of the transaction is approximately $2.0 billion. The transaction has been structured as a tax-free merger. The merged companies will maintain Regency's current dividend, as well as its dividend policy.

The merged companies will have a 13-person board of directors, including four independent directors named by Regency, three directors to be named by Pacific Retail, three directors to be named by SC-USREALTY, and three members of management. Mr. Stein will be the Chairman and CEO of the combined company.



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
Mary Lou  Rogers will become President and Chief  Operating  Officer of
Regency upon completion of the merger. Ms. Rogers is currently a director of Regency and a trustee of Pacific Retail, as well as a Managing Director at Security Capital Group, where she has been responsible for overseeing all retail-related operating initiatives. Prior to joining Security Capital Group in 1997, Ms. Rogers was senior vice president and regional director of stores Northeast for Macy's Department Stores.

Leading national platform of grocery-anchored retail centers

Pacific Retail's investment strategy mirrors that of Regency. "Through its disciplined investment process, Pacific Retail has acquired a portfolio of high-quality neighborhood retail centers that are located in protected, fast-growing western markets in terms of population, employment and household income," Mr. Stein commented. "Regency will continue to utilize proprietary research to identify investment opportunities in markets and submarkets which exhibit strong economic fundamentals and have high barriers to entry in order to create compelling long-term value for our shareholders. Regency will be the first company to have a national focus of operating, owning and providing third-party services for grocery-anchored retail centers."

Pacific Retail's portfolio includes 69 neighborhood shopping centers operating or under development which are anchored by several of the leading grocers in the western United States. Regency will also benefit from the addition of a talented pool of professionals from Pacific Retail. "This management team will include 18 senior officers that bring operating, acquisition, marketing and development experience as well as local expertise in key markets throughout the western United States," said Mr. Stein. "The combined strength of our management team, operating system, high-quality national portfolio and customer-driven development provides an exceptionally strong foundation for sustainable growth."

Remerchandising and development pipeline expected to fuel future growth

According to Ms. Rogers, Regency will focus on internal growth through its remerchandising and development strategies. "We expect to raise customer loyalty and help retailers to increase their sales through our retail services and marketing," she said. The company has recently introduced a "preferred customer" initiative, identifying 79 top retailers with which the company seeks to forge close relationships and build multiple leasing opportunities. "With our national platform, Regency will also be able to identify and build relationships with the leading retail shop tenants of the future. The synergies of these initiatives are expected to add significant value to our shopping centers and contribute to attractive returns for shareholders," said Ms. Rogers.

"With our expanded geographic presence and proprietary customer- and market-based research, Regency plans to create a national brand by providing unparalleled customer service to grocery anchors and shop retailers," Ms. Rogers pointed out. "By establishing close relationships with the leading supermarket chains and consistently attracting the right mix of retail tenants, our centers are positioned to generate high daily traffic from convenience-oriented consumers. Our centers are anchored by the #1 or #2 grocers in our target markets. We believe that a portfolio dominated by these strong anchors will distinguish Regency from other public companies and ensure that our centers have a sustainable competitive advantage in their trade areas. Regency will also distinguish itself by offering third-party services to national retailers. The result should be higher tenant sales, higher rents, lower vacancies and less downtime, all which translate into sustainable NOI growth."



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
According to Ms. Rogers, the combined development pipelines of the two entities will also be a major contributor to Regency's growth story. Regency's customer-driven development pipeline will grow to $444 million when it combines with Pacific Retail. "Our customer-driven development program is without peer in the grocery-anchored shopping center business," said Ms. Rogers. "Both companies have established relationships with the top grocers and principal retailers in their target markets which will support our growing development program."

Regency is dedicated to being the leading  national  operating,  ownership, and service company focused on grocery-anchored infill retail shopping centers. Currently, the company owns 125 retail properties operating or under development totaling 14.1 million square feet of retail space in 14 states. Operating as a fully integrated real estate company, Regency Realty Corporation is a qualified real estate investment trust that is self administered and self managed. See company information and press releases on Regency's web site at www.RegencyRealty.com.

                                      # # #

In  addition  to  historical  information,   this  press  release  contains
forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which Regency and Pacific Retail operate, managements' beliefs and assumptions. Forward-looking statements are not guarantees of future performance and involve certain credit risks and uncertainties, which are difficult to predict. Actual operating results may be affected by changes in national and local economic conditions, competitive market conditions, weather, obtaining governmental approvals and meeting development schedules, and therefore, may differ materially from what is expressed or forecasted in this press release.


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

                                 REGENCY REALTY

                                 The Merger of
                    Regency Realty and Pacific Retail Trust



                    The First National Operating, Ownership
                        and Services Company Focused on
                     Grocery-Anchored Infill Retail Centers

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
                                REGENCY REALTY

In addition to historical information, this presentation contains forward-looking statements under the Federal Securities Law. These statements are based on current expectations, estimates, and propositions about the industry and markets in which Pacific Retail Trust and Regency Realty operate, management's beliefs and assumptions made by management.

Forward-looking statements are not guarantees of future performance and involve certain credit risks and uncertainties, which are difficult to predict.

Actual operating results may be affected by changes in national and local economic conditions, competitive market conditions, weather, obtaining government approvals, and meeting development schedules, and therefore may differ materially from what is expressed or forecasted in the presentation.


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
                                REGENCY REALTY

                      Compelling Rationale for the Merger

                               * Financial Impact

                               * National Platform

                               * Management Team

              Regency Realty is Now the First National Operating,
                   Ownership and Services Company Focused on
                     Grocery-Anchored Infill Retail Centers


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
                                REGENCY REALTY

                                Financial Impact

*        Doubles total book assets to $2.2 billion

*        Reduces debt from 35.8% to 30.7% (as of June 30)

*        Provides $600 million of credit capacity

*        Increased FFO/share growth
            - Immediate and long-term accretion
            - Operating/financial synergies ($5.1 million annually)
            - National customer-driven development pipeline ($444 million)


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
                                REGENCY REALTY

                               Transaction Summary

*        Share Exchange Ratio              0.48 : 1.0
*        Name                              Regency Realty Corporation
*        Total Market Capitalization(1)    $1.996 Billion
*        Total Book Assets                 $2.184 Billion
*        Board Composition                 4 Independent from Regency, 3
                                           Independent from Pacific Retail,
                                           3 from Management, 3 from Security
                                           Capital U.S. Realty

*        Senior Management                 Martin Stein, Jr. - Chairman and
                                              Chief Executive Officer
                                           Mary Lou Rogers - President and
                                              Chief Operating Officer

*        Headquarters                      Jacksonville, Florida

*        Regional Headquarters             Atlanta, Cincinnati, Denver, Dallas,
                                           Los Angeles, St. Louis, San Francisco

(1)  Equity market capitalization based on $21.75 price per Regency share.


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
                                REGENCY REALTY

                                Financial Summary(1)

In thousands
(except per share data)              Regency         Pacific        Combined
                                     -------         -------        --------

Total Book Assets                   $1,139,258      $1,045,040     $2,184,298

Equity Market Capitalization(2)       $646,454        $677,744     $1,324,198

Common Shares Outstanding(3)            29,722          64,918         60,883

Preferred Stock                        $80,000         $31,303       $111,303

Line of Credit Outstanding             $89,731        $173,600       $263,331

Term Debt                             $317,796         $90,236       $408,032

Total Debt/Total Book Assets             35.8%           25.3%          30.7%

Dividend Per Share                       $1.76           $0.76          $1.76

Fully Diluted FFO Per Share(4)           $2.25           $1.01             NA

Payout Ratio                             78.2%           75.3%       75 - 78%

(1)  As of June 30, 1998.
(2)  Equity market capitalization based on $21.75 price per Regency share.
(3) Includes redeemable operating partnership units outstanding, but excludes Pacific's preferred stock which is convertible 1:1.
(4)  Regency Realty FFO based on First Call consensus estimate.


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                                REGENCY REALTY

                                National Platform

*    National customer service capability in owned/developed centers
         - Grocery anchors
         - Shop retailers

*    Additional fee service revenue from national retailers

* Proprietary national consumer and real estate research identifies new breakthrough retail tenants and concepts to roll-out nationally

*    National scope generates enhanced rental income


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
                                REGENCY REALTY

                  * 192 Centers Operating or Under Development
                  * $2.2 Billion Total Assets
                  * 22.2 Million Square Feet


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
                                REGENCY REALTY

                          Capital Allocation by Market

                                                                         % of
                                           Committed       $ of       Committed
     Market                   GLA         Investment(1)   Total GLA   Investment
     ------                   ---         -------------   ---------   ----------

Southern California        2,486,531      $347,757,701      10.2%       14.2%

Northern California        1,259,905       191,997,799       5.2%        7.8%

Pacific Northwest          1,406,804       188,494,096       5.8%        7.7%

Colorado/Arizona           1,197,043       104,111,994       4.9%        4.2%

Texas                      3,724,736       358,005,912      15.2%       14.6%

Midwest                    2,589,631       244,860,418      10.6%       10.0%

Mid-Atlantic                 520,479        48,576,019       2.1%        2.0%

Southeast                  5,396,266       519,377,514      22.1%       21.2%

Florida                    5,842,915       450,081,670      23.9%       18.3%
                           ---------       -----------      ----        ----

                          24,424,310    $2,453,263,123     100.0%      100.0%
                          ==========    ==============     =====       =====

As of 6/30/98
(1) Includes future contract commitments.


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                                REGENCY REALTY

                Key Drivers for Generating FFO per Share Growth

            *  Experienced management team

            *  Research-based retail operating system

            *  Focused grocery-anchored infill strategy

            *  Customer-driven development program

            * Research-based capital allocation/strong balance sheet

            *  National platform neighborhood shopping centers


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                                REGENCY REALTY

                   Creating Value through Regency's Preferred
                       Customer Initiative (PCI) Program


           * Multiple Locations with 79 Leading Retailers Nationwide
           * Regency's PCI Program Builds a National Brand
           * National Roll-Out of Innovative New Retail Concepts


Hallmark     Fantastic     Great Clips     Mail Boxes     Blockbuster
32 Stores       Sams        27 Stores         Etc.         52 Stores
             11 Stores                     58 Stores


Radio           GNC          Subway         Starbucks       Baskin
Shack       40 Stores       40 Stores       14 Stores       Robbins
25 Stores                                                  19 Stores



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                                REGENCY REALTY

                                 Management Team

*        Combined national management team provides unmatched expertise
            - Retail and real estate research
            - Operating
            - Marketing
            - Acquisition
            - Development

*        Senior management team - history of close working relationships
            - Stein took company public, grew from 5 to 124 centers
            - Rogers has participated on both boards (18 months)
                  * Investment, compensation and budgeting committees
                  * Led effort to create retail operating system for both firms
                    (unique to industry)

* Combined team of 403 professionals continues to operate in 7 existing regional offices

*        Seamless management integration of similar cultures
            - Financial policies and systems
            - Research-driven investment strategy
            - Compensation strategy
            - Personnel policies


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                                REGENCY REALTY

Management Team Martin E. Stein, Jr. - Chairman and Chief Executive
Officer. Mr. Stein has been with the Regency Realty Corporation and its predecessor, the Regency Group, Inc., since 1976. He has served in various property management, leasing and executive positions. Mr. Stein was appointed President and Chief Executive Officer in 1988 and Chairman of the Board in 1997. Since Regency Realty's Initial Public Offering in 1993, the company has grown its total market capitalization from $170 million to over $1 billion.

Mary Lou Rogers - President and Chief Operating Officer. Prior to the merger, Ms. Rogers was a Managing Director of Security Capital Group Incorporated where, for the past 18 months, she has been responsible for the development of retail operating systems for the firm's retailing-related initiatives. She has also served on the Board of Directors of both Regency and Pacific Retail Trust. Prior to joining Security Capital, Ms. Rogers was a Senior Vice President and Director of Stores for Macy's East/Federated Department Stores responsible for 19 Macy's stores in five states. Previously, Ms. Rogers was a Senior Vice President of Henri Bendel and Senior Vice President and Regional Director of stores for Federated's Burdines Division.

James G. Buis - Managing Director - Investments (Southwest). Prior to the merger, Mr. Buis was a Managing Director of Pacific Retail Trust where he was responsible for development. Prior to joining Pacific Retail, Mr. Buis was Executive Vice President of Madison Property Corporation. From 1989 to 1993, Mr. Buis was Senior Vice President of Rosewood Property Company. From 1979 to 1989, Mr. Buis was a Senior Partner with Lincoln Property Company, a privately held real estate company where he had overall responsibility for acquisitions, development, marketing and management of its Retail Division. From 1972 to 1979, Mr. Buis was a retail broker with Hank Dickerson & Company Realtors in Dallas.


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                                REGENCY REALTY

                                Management Team

John S. Delatour - Managing Director - Operations (West). Prior to the merger, Mr. Delatour was a Managing Director with Pacific Retail Trust where he was responsible for marketing and operations. Prior to joining Pacific Retail, from 1983 to 1996, Mr. Delatour was with Lincoln Property Company, where he ultimately served as Senior Vice President of Retail Operations responsible for management, leasing and development. Prior to joining Lincoln Property, he was an accountant with Peat, Marwick, Mitchell & Co.

Robert C. Gillander, Jr. - Managing Director - Investments (Atlantic). Mr. Gillander joined Regency Realty in 1979 and has served in a variety of positions including retail development, leasing and property management. Most recently Mr. Gillander has served as a Managing Director and has focused on acquisitions, development, build-to-suit and retailer services. Prior to joining Regency, Mr. Gillander was an accountant at Coopers and Lybrand, specializing in real estate clients.

Bruce M. Johnson - Managing Director and Chief Financial Officer. Mr.
Johnson joined Regency Realty in 1979 and has served in a variety of positions including commercial development and has been responsible for financing Regency's investments. Mr. Johnson became Regency's Chief Financial Officer in 1993. Prior to joining Regency, Mr. Johnson was Vice President of Barnett Winston Trust, where he was responsible for asset management and disposition of a diversified real estate portfolio.


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
                                REGENCY REALTY

                                 Management Team

Brian Smith - Managing Director - Investments (Pacific). Prior to the merger, Mr. Smith was a Managing Director with Pacific Retail Trust where he was responsible for development. Prior to joining Pacific Retail, Mr. Smith was Senior Vice President of Lowe Enterprises, Inc. From 1984 to 1994, Mr. Smith was Executive Vice President and Managing Director for the Trammell Crow Company where he had overall responsibility for acquisitions, development, marketing and management of its Pacific Retail Division.

James D. Thompson - Managing Director - Operations (East). Mr. Thompson joined Regency Realty in 1981 and has served in a variety of positions including project development and asset management. Most recently Mr. Thompson has served as a Managing Director and has been responsible for the operations, construction and due diligence of Regency's portfolio. Prior to joining Regency, Mr. Thompson was a Commercial Loan Officer at Atlantic Bancorp.

Lee S. Wielansky - Managing Director - Investments (Midwest). Prior to joining Regency, Mr. Wielansky was President and a Founding Partner of Midland Development Group in St. Louis. Midland was the nation's largest developer of Kroger anchored shopping centers. Before founding Midland, Mr. Wielansky served as Senior Vice President/Partner of Leo Eisenberg & Co., Inc. and earlier headed the brokerage division of Sachs Properties.